July 19, 2013
Kingsway Financial Services Inc.
150 Pierce Road, 6th Floor
Itasca, IL 60143

Dear Sirs/Mesdames:
Kingsway Financial Services Inc. Registration Statement on Form S-1
We have acted as Canadian counsel to Kingsway Financial Services Inc. (the Company), a corporation incorporated pursuant to the Business Corporations Act (Ontario) (the OBCA), in connection with the anticipated issuance by the Company to its shareholders of August 9, 2013 (the Record Date) of up to 13,148,971 transferable subscription rights (each, a Subscription Right) to subscribe for up to an aggregate of 3,287,242 units (each, a Unit), each Unit consisting of one common share of the Company (each, a Rights Share), one Series A Warrant and one Series B Warrant (the Rights Offering). Each Series A Warrant (Series A Warrant) and Series B Warrant (Series B Warrant, and collectively with the Series A warrant, the Warrants) will entitle the holder thereof to purchase one common share of the Company (each, a Warrant Share) per Warrant. The exercise price per Warrant Share for each Series A Warrant will be the greater of US$4.50 and 120% of the volume weighted average price of the Common Shares (VWAP) over the twenty trading day period on the New York Stock Exchange (NYSE) ending on the trading day prior to the issuance date of the Series A Warrant. Each Series A Warrant will be redeemable by the Company and will have a term of seven years from its date of issuance. The Company may redeem the Series A Warrants at a price of US$0.25 per Warrant if, and only if, the closing price of the Common Shares equals or exceeds US$6.00 per Common Share for twenty consecutive trading days on the NYSE or such other market or exchange as the Common Shares trade or are quoted at the time of redemption; but in any event no earlier than the first anniversary of the date of issuance. The exercise price per Warrant Share for the Series B Warrant will be the greater of US$5.00 and 120% of VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the Series B Warrant. Each Series B Warrant will be non-redeemable and will have a term of ten years from its date of issuance. ”). Subject to applicable securities laws, (i) the Series A Warrants may be exercised at any time starting on the first day of the thirty-seventh month after the date of issuance until any time before 5:00 p.m. (Eastern time) on or before the seventh anniversary after the date of issuance and (ii) the Series B Warrants may be exercised at any time starting on the first day of the thirty-seventh month after the date of issuance until any time before 5:00 p.m. (Eastern time) on or before the tenth anniversary after the date of issuance.

Each holder of Common Shares on the Record Date will receive one Subscription Right for each Common Share held. A holder of Subscription Rights will be entitled to acquire one Unit for every four (4) Subscription Rights held (the Basic Subscription Privilege) upon payment of the subscription price of US$4.00 per Unit. If any holders of Subscription Rights (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) do not exercise their Basic Subscription Privilege in full, then holders of Subscription Rights (including in respect of Subscription Rights purchased from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of Units, if any, that are not purchased by shareholders or their transferees through the exercise of their Basic Subscription Privilege at the same subscription price of US$4.00 per Unit (the Over-Subscription Privilege). The maximum number of Units that a holder may purchase through the Over-Subscription Privilege is five Units for each Unit that a holder purchases through the Basic Subscription Privilege. The Subscription Rights, Rights Shares, Warrants and Warrant Shares are herein referred to as the Securities.

The Company has filed a Registration Statement on Form S-1 (the Registration Statement), with the Securities and Exchange Commission (the Commission) to effect the registration of the Subscription Rights, the Rights Shares and the Warrant Shares issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the Securities Act).
We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions and the completeness and accuracy of all the Company's corporate records in our possession as of the date hereof. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.
For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and applicable stock exchange rules, and in the manner stated in the Registration Statement (c) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (d) at the time of the offering or sale of the Rights and the Rights Shares and Warrants comprising such Rights, there will be sufficient Common Shares authorized and unissued under the Company's then operative articles of incorporation (the Articles) and not otherwise reserved for issuance, (e) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (f) at the time of issuance of the Securities, the Articles and then operative bylaws of the Company (the Bylaws and collectively with the Articles, the Charter Documents) are in full force and effect and have not been amended, restated, supplemented or otherwise altered in a manner that would affect the validity of any of the opinions rendered herein, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (g) the Subscription Rights Agreement (defined below) and the Warrant Agreements have each been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, (h) the Subscription Rights Agreement and the Warrant Agreements are governed by Ontario law, excluding its conflict of laws principles, (i) a court enforcing the Subscription Rights Agreement and Warrant Agreements will apply the substantive laws of Ontario, excluding its conflict of laws principles, and (j) the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Securities. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.
Based upon and subject to the foregoing, and in reliance thereon, we are of the opinion that:

1.
With respect to the Subscription Rights offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters, (b) the subscription rights agreement in respect thereof (the Subscription Rights Agreement) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Subscription Rights have been duly executed and delivered in accordance with the provisions of the Subscription Rights Agreement and in the manner contemplated by the Registration Statement (assuming the Securities issuable upon exercise of the Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.
With respect to the Series A Warrants offered under the Registration Statement, when: (a) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (b) a Series A Warrant Agreement relating to the Series A Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Series A Warrant Agent named in the Series A Warrant Agreement; (c) the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, as amended and By-Law No. 5 of the Company authorizing the execution and delivery of the Series A Warrant Agreement and the issuance and sale of the Series A Warrants; (d) all necessary action shall have been taken by the Company to authorize the issuance and sale of the Common Shares issuable upon exercise of the Series A Warrants; and (e) certificates, if any, representing the Series A Warrants shall have been duly executed, countersigned and issued in accordance with the Series A Warrant Agreement and shall have been duly delivered upon due and proper exercise of the Subscription Rights to the purchasers thereof against payment of the agreed consideration therefor, the Series A Warrants will constitute binding obligations of the Company .

3.
With respect to the Series B Warrants offered under the Registration Statement, when: (a) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (b) a Series B Warrant Agreement relating to the Series B Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Series B Warrant Agent named in the Series B Warrant Agreement; (c) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, as amended and By-Law No. 5 of the Company authorizing the execution and delivery of the Series B Warrant Agreement and the issuance and sale of the Series B Warrants; (d) all necessary action shall have been taken by the Company to authorize the issuance and sale of the Common Shares issuable upon exercise of the Series B Warrants; and (e) certificates, if any, representing the Series B Warrants shall have been duly executed, countersigned and issued in accordance with the Series B Warrant Agreement and shall have been duly delivered upon due and proper exercise of the Subscription Rights to the purchasers thereof against payment of the agreed consideration therefor, the Series B Warrants will constitute binding obligations of the Company.

4.
With respect to the Rights Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the Rights Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents and the OBCA, against payment therefor (in an amount not less than such consideration determined by the Company's Board of Directors and permitted under the provisions of the OBCA then in effect) and in the manner contemplated by the Registration Statement and in accordance with the terms of the Subscription Rights as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Company's Board of Directors and permitted under the provisions of the OBCA then in effect), the Rights Shares will be duly authorized, validly issued, fully paid and non-assessable.

5.
With respect to the Warrant Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the Warrant Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents and the OBCA, against payment therefor (in an amount not less than such consideration determined by the Company's Board of Directors and permitted under the provisions of the OBCA then in effect) and in the manner contemplated by the Registration Statement and in accordance with the provisions of the applicable Warrant Agreement approved by the Company for the consideration approved by the Company (in an amount not less than such consideration determined by the Company's Board of Directors and permitted under the provisions of the OBCA then in effect), the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinions expressed herein are subject to the following qualifications:
(a) the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor's rights;
(b) no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;
(c) no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;
(d) no opinion is given with respect to rights to indemnity and contribution;
(e) the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:
i. concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;
ii. the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;
iii. the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;
iv. the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and
v. the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;
(f) a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;
(g) the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and
(h) the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.
The foregoing opinions are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein on the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
This opinion has been prepared for use solely in connection with the filing of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement. This opinion is solely for the benefit of the persons to whom it is addressed and not for the benefit of any other person. It may not be used or relied upon by any such addressee for any other purpose or relied upon by any other person for any purpose whatsoever without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.
Yours very truly,
/s/ “Norton Rose Fulbright Canada LLP”